Exhibit 99.1

Inotiv Reports Third Quarter Financial Results for Fiscal 2025 and Provides Business Update

–Third quarter fiscal 2025 revenue up 23.5% to $130.7 million
–Year-to-date fiscal 2025 revenue increased 4.0% to $374.9 million
–Conference call scheduled for today at 4:30 pm ET

WEST LAFAYETTE, IN, August 6, 2025 – Inotiv, Inc. (Nasdaq: NOTV) (the “Company”), a leading contract research organization specializing in nonclinical and analytical drug discovery and development services and research models and related products and services, today announced financial results for the three months (“Q3 FY 2025”) ended June 30, 2025, and nine months ("YTD FY 2025") ended June 30, 2025.

Revenue by Segment (in millions of USD)

	Three Months Ended June 30,		% change (1)	Nine Months Ended June 30,		% change (1)
	2025	2024		2025	2024
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
DSA (Discovery & Safety Assessment)	$48.2	$44.2	8.9%	$136.3	$135.5	0.6%
RMS (Research Models & Services)	$82.5	$61.6	34.1%	$238.6	$224.8	6.1%
Total (1)	$130.7	$105.8	23.5%	$374.9	$360.3	4.0%

(1) Table may not foot and percentages may not recalculate due to rounding.

Management Commentary

Robert Leasure Jr., President and Chief Executive Officer, commented, “During the third quarter of fiscal 2025, we continued to make progress towards the financial goals we outlined during our investor day in May. We were pleased that revenue and margins improved over the second quarter, and the year over year quarterly revenue increase of 23.5% was in line with our expectations.

"Our DSA net awards for the third quarter of fiscal 2025 increased 25% versus the same period last year, following a 27% year over year improvement in the second quarter. Much of this was driven by the benefits of the integration, optimization and start up investments we have implemented over the last two years. In particular, our Discovery, Medical Device, Biotherapeutics and Genetic Toxicology businesses have seen strong growth in quoting and awards over the last two quarters.

"As we experience this growth in revenue and awards, we remain highly focused on client satisfaction and delivery of on-time, high quality products and services. We consistently monitor operational data and client metrics to help build a strong recurring client base.

"This quarter’s results demonstrate continued progress in the execution of our strategic plans. We look forward to our future and want to thank all of our employees, shareholders and partners for their support and trust."

Highlights

Q3 FY 2025 Highlights

•Revenue was $130.7 million in Q3 FY 2025, an increase of $24.9 million, or 23.5%, compared to $105.8 million during the three months ended June 30, 2024 (“Q3 FY 2024”), driven by an increase of $21.0 million, or 34.1%, in Research Models and Services ("RMS") revenue and a $3.9 million, or 8.9%, increase in Discovery and Safety Assessment ("DSA") revenue.
•Consolidated net loss for Q3 FY 2025 was $17.6 million, or 13.5% of total revenue, compared to consolidated net loss of $26.1 million, or 24.7% of total revenue, in Q3 FY 2024.
•Adjusted EBITDA1 in Q3 FY 2025 was $11.6 million, or 8.9% of total revenue, compared to $0.1 million, or 0.1% of total revenue, in Q3 FY 2024.
•Book-to-bill ratio for Q3 FY 2025 was 1.07x for the DSA services business.

•DSA backlog was $134.3 million at June 30, 2025, compared to $139.4 million at June 30, 2024, and $130.8 million at March 31, 2025.

YTD FY 2025 Highlights

•Revenue was $374.9 million in YTD FY 2025, an increase of $14.6 million, or 4.0%, compared to $360.3 million during the nine months ended June 30, 2024 (“YTD FY 2024”), driven by an increase of $13.8 million, or 6.1%, in RMS revenue and a $0.8 million, or 0.6%, increase in DSA revenue.
•Consolidated net loss for YTD FY 2025 was $60.1 million, or 16.0% of total revenue, compared to consolidated net loss of $90.0 million, or 25.0% of total revenue, in YTD FY 2024.
•Adjusted EBITDA1 in YTD FY 2025 was $22.1 million, or 5.9% of total revenue, compared to $12.8 million, or 3.6% of total revenue, in YTD FY 2024.
•Book-to-bill ratio for YTD FY 2025 was 1.03x for the DSA services business.

1 This is a non-GAAP financial measure. Refer to “Note on Non-GAAP Financial Measures” in this release for further information.

Recent Developments

•On June 2, 2025, the Securities and Exchange Commission (the "SEC") provided notice to the Company, through the Company’s external counsel, that the SEC’s Division of Enforcement (the “Division”) has concluded its previously disclosed investigation related to non-human primate ("NHP") importations from Asia, including importation practices in accordance with the U.S. Foreign Corrupt Practices Act and, based on the information available to the Division as of the date of its letter, the Division does not intend to recommend an enforcement action by the SEC against the Company.
•During Q3 FY 2025, one property previously reported as held for sale was sold. One property remains under contract to be sold and is held for sale as of June 30, 2025, in connection with our U.S. optimization plan.
•As previously disclosed, the Company and certain of its current and former directors and officers have been named as defendants in a putative securities class action lawsuit and two consolidated shareholder derivative lawsuits. Although no agreements have been reached, based on current negotiations with the plaintiffs, the Company has recorded a $10.0 million accrual for these lawsuits as of June 30, 2025 and a $10.0 million receivable, as the Company currently expects to recover the full amount of the accrual under its existing insurance policies. Although these amounts have been recorded to date, there can be no assurance that final agreements will be reached, on these or other terms. Final amounts payable or recoverable related to these lawsuits may be materially different than the amounts recorded, and are subject to final resolution of these lawsuits, including negotiations between the Company, the other defendants and the plaintiffs, and required approvals by all parties involved and the courts.

Third Quarter Fiscal 2025 Financial Results (Three Months Ended June 30, 2025)

Revenue increased 23.5% to $130.7 million in Q3 FY 2025 as compared to $105.8 million in Q3 FY 2024. The higher total revenue in Q3 FY 2025 was driven by a $21.0 million increase in RMS revenue and a $3.9 million increase in DSA revenue. The increase in RMS revenue was due primarily to increased NHP-related product and service revenue. DSA revenue increased primarily due to an increase in general toxicology services revenue, as well as an increase in biotherapeutic services revenue and medical device services revenue.

Operating loss was $5.7 million in Q3 FY 2025 as compared to $20.8 million in Q3 FY 2024. The decrease in operating loss was primarily driven by a change from RMS operating loss of $7.4 million in Q3 FY 2024 to RMS operating income of $6.4 million in Q3 FY 2025, an improvement of $13.8 million. The change in RMS operating income (loss) was primarily driven by the increase in revenue discussed above and decreased operating expenses, partially offset by increased cost of services provided and cost of products sold (collectively, "cost of revenue"). The decrease in operating expenses was primarily due to the $2.0 million charge related to the Resolution Agreement and Plea Agreement with the U.S. Department of Justice (the "DOJ") that was incurred during Q3 FY 2024, which did not repeat during Q3 FY 2025. The increase in cost of revenue primarily related to increased costs associated with the increased NHP-related product and service revenue discussed above.

Fiscal 2025 Financial Results (Nine Months Ended June 30, 2025)

Revenue increased 4.0% to $374.9 million in YTD FY 2025 as compared to $360.3 million in YTD FY 2024. The higher total revenue was primarily driven by a $13.8 million increase in RMS revenue. The increase in RMS revenue was primarily due to higher NHP-related product and service revenue.

Operating loss was $24.1 million in YTD FY 2025 as compared to $73.2 million in YTD FY 2024. The decrease in operating loss was primarily driven by a change from RMS operating loss of $33.0 million in YTD FY 2024 to RMS operating income of $16.6 million in YTD FY 2025, an improvement of $49.6 million. The change in RMS operating income (loss) was primarily due to the $28.5 million charge related to the Resolution Agreement and Plea Agreement that was incurred during YTD FY 2024, which did not repeat during YTD FY 2025, the increase in RMS revenue discussed above and the $7.6 million settlement payment we received from Freese and Nichols Inc. ("FNI") during YTD FY 2025.

Cash and cash equivalents was $6.2 million at June 30, 2025, compared to $21.4 million at September 30, 2024. Cash used in operating activities was $24.8 million for YTD FY 2025 compared to $4.4 million of cash used in operating activities for YTD FY 2024. For YTD FY 2025, capital expenditures totaled $13.9 million compared to $17.0 million for YTD FY 2024. Total debt, net of debt issuance costs, as of June 30, 2025, was $396.5 million compared to $393.3 million on September 30, 2024. As of June 30, 2025, there were no borrowings on the Company’s $15.0 million revolving credit facility. Recently, the Company has requested a draw of $3,000 on its revolving credit facility.

Webcast and Conference Call

Management will host a conference call on Wednesday, August 6, 2025, at 4:30 pm ET to discuss third fiscal quarter of 2025 results.
Interested parties may participate in the call by dialing:
•(800) 245-3047 (Domestic)
•(203) 518-9765(International)
•"INOTIV" (Conference ID)

The live conference call webcast will be accessible in the Investors section of the Company’s web site and directly via the following link:

https://viavid.webcasts.com/starthere.jsp?ei=1725515&tp_key=690c604cf0

For those who cannot listen to the live broadcast, an online replay will be available in the Investors section of Inotiv’s web site at: https://ir.inotiv.com/events-and-presentations/default.aspx.

Note on Non-GAAP Financial Measures

This press release contains financial measures that are not calculated in accordance with generally accepted accounting principles in the United States ("GAAP:), including Adjusted EBITDA and Adjusted EBITDA as a percentage of total revenue for the three and nine months ended June 30, 2025 and 2024 and selected business segment information for those periods. Adjusted EBITDA as reported herein refers to a financial measure that excludes from consolidated net loss statements of operations line items interest expense, net and income tax benefit, as well as non-cash charges for depreciation and amortization, stock compensation expense, startup costs, restructuring costs, unrealized foreign exchange (gain) loss, amortization of inventory step up, loss (gain) on disposition of assets, amounts received from the legal settlement with FNI, other unusual, third party costs and the charge in connection with the Resolution Agreement and Plea Agreement. The adjusted business segment information excludes from operating loss and unallocated corporate operating expenses for these same expenses. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this press release.

The Company believes that these non-GAAP measures provide useful information to investors. Among other things, they may help investors evaluate the Company’s ongoing operations. They can assist in making meaningful period-over-period comparisons and in identifying operating trends that would otherwise be masked or distorted by the items subject to the adjustments. Management uses these non-GAAP measures internally to evaluate the performance of the business, including to allocate resources. Investors should consider these non-GAAP measures as supplemental and in addition to, not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP.

Management has chosen to provide this supplemental information to investors, analysts, and other interested parties to enable them to perform additional analyses of our results and to illustrate our results giving effect to the non-GAAP adjustments. Management strongly encourages investors to review the Company's condensed consolidated financial statements and publicly filed reports in their entirety and cautions investors that the non-GAAP measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures.

About the Company

Inotiv, Inc. is a leading contract research organization dedicated to providing nonclinical and analytical drug discovery and development services and research models and related products and services. The Company’s products and services focus on bringing new drugs and medical devices through the discovery and preclinical phases of development, all while increasing efficiency, improving data, and reducing the cost of taking new drugs and medical devices to market. Inotiv is committed to supporting discovery and development objectives as well as helping researchers realize the full potential of their critical research and development projects, all while working together to build a healthier and safer world. Further information about Inotiv can be found here: https://www.inotiv.com/.

This release contains forward-looking statements that are subject to risks and uncertainties including, but not limited to, statements regarding our intent, belief or current expectations with respect to (i) our strategic plans; (ii) trends in the demand for our services and products; (iii) trends in the industries that consume our services and products; (iv) market and company-specific impacts of NHP supply and demand matters; (v) compliance with the Resolution Agreement and Plea Agreement and the expected impacts on the Company related to the compliance plan and compliance monitor, and the expected amounts, timing and expense treatment of cash payments and other investments thereunder; (vi) our ability to service our outstanding indebtedness and to comply or regain compliance with financial covenants, including those established by the Seventh Amendment to our Credit Agreement; (vii) our current and forecasted cash position; (viii) our ability to make capital expenditures, fund our operations and satisfy our obligations; (ix) our ability to manage recurring and unusual costs; (x) our ability to execute on and realize the expected benefits related to our restructuring and site optimization plans; (xi) our expectations regarding the volume of new bookings, pre-sales, pricing, cost savings initiatives, expansion of services, operating income or losses and liquidity; (xii) our ability to effectively fill the recent expanded capacity or any future expansion or acquisition initiatives undertaken by us; (xiii) our ability to develop and build infrastructure and teams to manage growth and projects; (xiv) our ability to continue to retain and hire key talent; (xv) our ability to market our services and products under our corporate name and relevant brand names; (xvi) our ability to develop new services and products; (xvii) our ability to negotiate amendments to the Credit Agreement or obtain waivers related to the financial covenants defined within the Credit Agreement; (xviii) the potential outcome of litigation against us, including any settlement and amounts accrued or recoverable; and (xix) the impact of macroeconomic factors, including but not limited to tariffs, including those detailed in the Company's filings with the U.S. Securities and Exchange Commission. Further discussion of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in our Annual Report on Form 10-K as filed on December 4, 2024, as well as other filings we make with the Securities and Exchange Commission.

Company Contact	Investor Relations
Inotiv, Inc.	LifeSci Advisors
Beth A. Taylor, Chief Financial Officer	Steve Halper
(765) 497-8381	(646) 876-6455
beth.taylor@inotiv.com	shalper@lifesciadvisors.com

INOTIV, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2025	2024	2025	2024
Service revenue	$59,579	$54,364	$169,264	$165,188
Product revenue	71,104	51,422	205,618	195,134
Total revenue	$130,683	$105,786	$374,882	$360,322
Costs and expenses:
Cost of services provided (excluding depreciation and amortization of intangible assets)	42,983	39,622	125,719	117,362
Cost of products sold (excluding depreciation and amortization of intangible assets)	53,778	45,083	161,212	161,728
Selling	5,530	5,030	15,745	15,781
General and administrative	17,879	16,782	54,183	56,505
Depreciation and amortization of intangible assets	13,985	14,119	41,988	42,524
Other operating expense	2,203	5,902	155	39,661
Operating loss	$(5,675)	$(20,752)	$(24,120)	$(73,239)
Other (expense) income:
Interest expense, net	(13,606)	(12,116)	(40,890)	(34,568)
Other income (expense)	519	(82)	464	1,092
Loss before income taxes	$(18,762)	$(32,950)	$(64,546)	$(106,715)
Income tax benefit	1,185	6,863	4,473	16,721
Consolidated net loss	$(17,577)	$(26,087)	$(60,073)	$(89,994)
Less: Net loss attributable to noncontrolling interests	—	—	—	(440)
Net loss attributable to common shareholders	$(17,577)	$(26,087)	$(60,073)	$(89,554)

Loss per common share
Net loss attributable to common shareholders:
Basic	$(0.51)	$(1.00)	$(1.89)	$(3.46)
Diluted	$(0.51)	$(1.00)	$(1.89)	$(3.46)
Weighted-average number of common shares outstanding:
Basic	34,353	25,993	31,811	25,862
Diluted	34,353	25,993	31,811	25,862

INOTIV, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	June 30,	September 30,
	2025	2024

Assets
Current assets:
Cash and cash equivalents	$6,215	$21,432
Trade receivables and contract assets, net of allowances for credit losses of $6,445 and $6,931, respectively	78,745	73,560
Inventories, net	45,074	18,173
Prepaid expenses and other current assets	43,535	50,248
Assets held for sale	2,016	—
Total current assets	175,585	163,413

Property and equipment, net	182,335	188,328
Operating lease right-of-use assets, net	44,930	49,165
Goodwill	94,286	94,286
Other intangible assets, net	248,930	274,396
Other assets	13,671	11,773
Total assets	$759,737	$781,361

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$45,373	$33,526
Accrued expenses and other current liabilities	35,921	28,218
Fees invoiced in advance	40,251	41,986
Current portion of long-term operating lease	8,845	11,774
Current portion of long-term debt	6,206	3,538
Total current liabilities	136,596	119,042
Long-term operating leases, net	40,085	40,010
Long-term debt, less current portion, net of debt issuance costs	390,336	389,801
Other long-term liabilities	27,566	34,963
Deferred tax liabilities, net	21,369	27,041
Total liabilities	615,952	610,857

Shareholders’ equity:
Common shares, no par value:
Authorized 74,000,000 shares at June 30, 2025 and at September 30, 2024; 34,354,251 issued and outstanding at June 30, 2025 and 26,015,129 at September 30, 2024	8,550	6,466
Additional paid-in capital	754,723	724,789
Accumulated deficit	(622,261)	(562,163)
Accumulated other comprehensive income	2,773	1,412
Total equity	143,785	170,504
Total liabilities and shareholders’ equity	$759,737	$781,361

INOTIV, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended June 30,
	2025	2024
Operating activities:
Consolidated net loss	$(60,073)	$(89,994)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	41,988	42,524
Employee stock compensation expense	4,644	5,118
Changes in deferred taxes	(5,835)	(17,407)
Provision for expected credit losses	(451)	(1,282)
Amortization of debt issuance costs and original issue discount	3,862	2,575
Non-cash interest and accretion expense	9,176	5,553
Other non-cash operating activities	1,083	(711)
Changes in operating assets and liabilities:
Trade receivables and contract assets	(4,338)	24,876
Inventories	(26,846)	17,520
Prepaid expenses and other current assets	6,877	942
Operating lease right-of-use assets and liabilities, net	1,382	1,092
Accounts payable	11,384	(4,931)
Accrued expenses and other current liabilities	3,340	2,254
Fees invoiced in advance	(1,868)	(17,017)
Other asset and liabilities, net	(9,085)	24,455
Net cash used in operating activities	(24,760)	(4,433)

Investing activities:
Capital expenditures	(13,938)	(17,015)
Proceeds from sale of property and equipment	1,522	5,432
Net cash used in investing activities	(12,416)	(11,583)

Financing activities:
Payments on revolving credit facility	(20,000)	—
Payments on senior term notes and delayed draw term loans	(4,254)	(2,073)
Borrowings on revolving credit facility	20,000	—
Issuance of common shares	27,524	—
Other financing activities, net	(1,187)	(2,816)
Net cash provided by (used in) financing activities	22,083	(4,889)

Effect of exchange rate changes on cash and cash equivalents	(124)	(153)

Net decrease in cash and cash equivalents	(15,217)	(21,058)
Cash and cash equivalents at beginning of period	21,432	35,492
Cash and cash equivalents at end of period	$6,215	$14,434

Supplemental disclosure of cash flow information:
Cash paid for interest	30,950	$27,398
Income taxes paid, net	714	$1,517

INOTIV, INC.
RECONCILIATION OF GAAP TO NON-GAAP
SELECT BUSINESS SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2025	2024	2025	2024
DSA
Revenue	48,150	44,219	136,304	135,548
Operating income	2,149	2,325	4,039	6,771
Operating income as a % of total revenue	1.6%	2.2%	1.1%	1.9%
Add back:
Depreciation and amortization	4,444	4,488	13,543	13,260
Restructuring costs (1)	—	205	—	341
Startup costs (2)	591	772	1,708	2,569
Total non-GAAP adjustments to operating income	5,035	5,465	15,251	16,170
Non-GAAP operating income	7,184	7,790	19,290	22,941
Non-GAAP operating income as a % of DSA revenue	14.9%	17.6%	14.2%	16.9%
Non-GAAP operating income as a % of total revenue	5.5%	7.4%	5.1%	6.4%

RMS
Revenue	82,533	61,567	238,578	224,774
Operating income (loss)	6,378	(7,447)	16,625	(32,973)
Operating income (loss) as a % of total revenue	4.9%	(7.0%)	4.4%	(9.2%)
Add back:
Depreciation and amortization	9,365	9,401	27,953	28,781
Restructuring costs (1)	145	252	1,378	2,518
Amortization of inventory step up	—	49	—	209
Legal Settlement (3)	—	—	(7,550)	—
Other unusual, third party costs (4)	966	2,270	3,444	4,628
Resolution Agreement and Plea Agreement	—	2,000	—	28,500
Total non-GAAP adjustments to operating income (loss)	10,476	13,972	25,225	64,636
Non-GAAP operating income	16,854	6,525	41,850	31,663
Non-GAAP operating income as a % of RMS revenue	20.4%	10.6%	17.5%	14.1%
Non-GAAP operating income as a % of total revenue	12.9%	6.2%	11.2%	8.8%

	Three Months Ended June 30,		Nine Months Ended June 30,
	2025	2024	2025	2024

Unallocated Corporate Operating Loss	(14,202)	(15,630)	(44,784)	(47,037)
Unallocated corporate operating loss as a % of total revenue	(10.9)%	(14.8)%	(11.9)%	(13.1)%
Add back:
Depreciation and amortization	176	230	492	483
Stock compensation expense	1,439	1,337	4,644	5,118
Acquisition and integration costs	—	—	—	70
Total non-GAAP adjustments to operating loss	1,615	1,567	5,136	5,671
Non-GAAP operating loss	(12,587)	(14,063)	(39,648)	(41,366)
Non-GAAP operating loss as a % of total revenue	(9.6)%	(13.3)%	(10.6)%	(11.5)%

Total
Revenue	130,683	105,786	374,882	360,322
Operating loss	(5,675)	(20,752)	(24,120)	(73,239)
Operating loss as a % of total revenue	(4.3)%	(19.6)%	(6.4)%	(20.3)%
Add back:
Depreciation and amortization	13,985	14,119	41,988	42,524
Stock compensation expense	1,439	1,337	4,644	5,118
Restructuring costs (1)	145	457	1,378	2,859
Acquisition and integration costs	—	—	—	70
Amortization of inventory step up	—	49	—	209
Startup costs (2)	591	772	1,708	2,569
Legal Settlement (3)	—	—	(7,550)	—
Other unusual, third party costs (4)	966	2,270	3,444	4,628
Resolution Agreement and Plea Agreement (5)	—	2,000	—	28,500
Total non-GAAP adjustments to operating loss	17,126	21,004	45,612	86,477
Non-GAAP operating income	11,451	252	21,492	13,238
Non-GAAP operating income as a % of total revenue	8.8%	0.2%	5.7%	3.7%
Adjustments to certain GAAP reported measures for the three and nine months ended June 30, 2025 and 2024 include, but are not limited to, the following:
(1)For the three and nine months ended June 30, 2025, primarily represents non-cash impairment charges incurred in connection with the exit of multiple sites. For the three and nine months ended June 30, 2024, primarily represents costs incurred in connection with the exit of multiple sites and the enablement of the in-house integration of Inotiv’s North American transportation operations.
(2)For the three and nine months ended June 30, 2025 and 2024, primarily represents costs related to the development and initiation of new service offerings that are not yet revenue generating for the respective periods.
(3)For the nine months ended June 30, 2025, represents the settlement payment we received from FNI.
(4)For the three and nine months ended June 30, 2025, primarily represents third party and legal costs incurred in connection with the Resolution Agreement and Plea Agreement and fees incurred in connection with the FNI settlement discussed above. For the three and nine months ended June 30, 2024, primarily represents legal costs incurred in connection with the DOJ investigation and certain remediation costs.
(5)For the three and nine months ended June 30, 2024, represents a charge related to the Resolution Agreement and Plea Agreement related to the DOJ investigation.

INOTIV, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2025	2024	2025	2024
GAAP Consolidated Net Loss	$(17,577)	$(26,087)	$(60,073)	$(89,994)
Adjustments
Interest expense, net	13,606	12,116	40,890	34,568
Income tax benefit	(1,185)	(6,863)	(4,473)	(16,721)
Depreciation and amortization	13,985	14,119	41,988	42,524
Stock compensation expense	1,439	1,337	4,644	5,118
Startup costs (1)	591	772	1,708	2,569
Restructuring costs (2)	145	457	1,378	2,859
Unrealized foreign exchange (gain) loss	(527)	33	(43)	(576)
Amortization of inventory step up	—	49	—	209
Loss (gain) on disposition of assets	133	(79)	230	(938)
Legal Settlement (3)	—	—	(7,550)	—
Other unusual, third party costs (4)	966	2,270	3,444	4,698
Resolution Agreement and Plea Agreement (5)	—	2,000	—	28,500
Adjusted EBITDA	$11,576	$124	$22,143	$12,816
GAAP consolidated net loss as a percent of total revenue	(13.5)%	(24.7)%	(16.0)%	(25.0)%
Adjustments as a percent of total revenue	22.3%	24.8%	21.9%	28.5%
Adjusted EBITDA as a percent of total revenue	8.9%	0.1%	5.9%	3.6%
Adjustments to certain GAAP reported measures for the three and nine months ended June 30, 2025 and 2024 include, but are not limited to, the following:
(1)For the three and nine months ended June 30, 2025 and 2024, primarily represents costs related to the development and initiation of new service offerings that are not yet revenue generating for the respective periods.
(2)For the three and nine months ended June 30, 2025, primarily represents non-cash impairment charges incurred in connection with the exit of multiple sites. For the three and nine months ended June 30, 2024, primarily represents costs incurred in connection with the exit of multiple sites and the enablement of the in-house integration of Inotiv’s North American transportation operations.
(3)For the nine months ended June 30, 2025, represents the settlement payment we received from FNI.
(4)For the three and nine months ended June 30, 2025, primarily represents third party and legal costs incurred in connection with the Resolution Agreement and Plea Agreement and fees incurred in connection with the FNI settlement discussed above. For the three and nine months ended June 30, 2024, primarily represents legal costs incurred in connection with the DOJ investigation and certain remediation costs.
(5)For the three and nine months ended June 30, 2024, represents a charge related to the Resolution Agreement and Plea Agreement related to the DOJ investigation.